                                                                    EXHIBIT 23.2


                   Consents of Independent Public Accountants

We consent to the incorporation by reference in the registration statement on Form S-8 of Mail.com, Inc. of our report dated March 19, 1999, with respect to the balance sheets of Mail.com as of December 31, 1997 and 1998 and the related statement of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Form S-1 of Mail.com filed June 17, 1999, Registration Statement No. 333-74353.

We consent to the incorporation by reference in the registration statement on Form S-8 of Mail.com, Inc. of our report dated October 19, 1999, with respect to the balance sheets of The Allegro Group, Inc. as of December 31, 1997 and 1998 and the related statement of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the Form 8-K/A of Mail.com filed November 3, 1999.



/s/ KPMG LLP
-----------------
KPMG LLP


New York, New York
February 4, 2000